Exhibit 5.1

KEGLER, BROWN, HILL & RITTER CO., L.P.A.

65 E. State Street, Suite 1800

Columbus, Ohio 43215

(614) 462-5400

August 16, 2013

PowerSecure International, Inc.

1609 Heritage Commerce Court

Wake Forest, North Carolina 27587

Re:	PowerSecure International, Inc.

Registration Statement on Form S-3 (Registration No. 333-188170)

Ladies and Gentlemen:

We have acted as counsel to PowerSecure International, Inc., a Delaware corporation (the “Company”), in connection with the offer, issuance and sale by the Company of (i) 2,300,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) up to 345,000 additional shares of Common Stock pursuant to the over-allotment option granted by the Company to the underwriters in the manner set forth in the Prospectus (the shares of Common Stock described in clauses (i) and (ii) are collectively referred to as the “Shares”), pursuant to the terms of an Underwriting Agreement, dated August 16, 2013 (the “Underwriting Agreement”), by and between the Company and Robert W. Baird & Co. Incorporated, as the representative of the several underwriters named therein. The Shares are being offered and sold under a Registration Statement on Form S-3 (Registration No. 333-188170) (as amended or supplemented, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on April 26, 2013 and declared effective on May 10, 2013 (as amended or supplemented, the “Registration Statement”), including a base prospectus, dated May 10, 2013, as supplemented by the prospectus supplement dated August 16, 2013 (collectively, the “Prospectus”).

We have been requested by the Company to render this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company’s Second Restated Certificate of Incorporation, as amended (the “Restated Certificate”), (ii) the Company’s Amended and Restated By-Laws, (iii) the Registration Statement, including the Prospectus, (iv) the specimen certificates evidencing the Shares, (v) resolutions adopted by the Board of Directors of the Company (the “Board”), and by the Pricing Committee of the Board, relating to, among other things, the authorization, registration, offering, issuance and sale of the Shares, (vi) the Underwriting Agreement, and (vii) such other documents, certificates and records as we have deemed necessary or appropriate for the purpose of rendering the opinion below. We have also examined such authorities of law as we have deemed relevant as a basis for this opinion. As to any facts material to the opinion expressed herein which we did not independently establish or verify, we have relied upon written or oral certificates, statements, representations and other documentation furnished to us by officers, employees and representatives of the Company, public officials and others, without independent verification of the facts set forth therein.

In connection with rendering our opinions set forth below, we have assumed that:

(i)	all information contained in all documents reviewed by us is true and correct;

(ii)	all signatures on all documents examined by us are genuine;

(iii)	each natural person signing the documents we examined had the legal capacity to do so;

(iv)	all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents;

(v)	the Underwriting Agreement has been duly authorized, executed and delivered by all parties thereto (other than the Company);

(vi)	the Registration Statement, and any amendments thereto (including post-effective amendments), will remain effective under the Securities Act at the time the Shares are offered and sold thereunder; and

(vii)	the Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement, including the Prospectus, and the Underwriting Agreement;

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares, when issued and paid for in the manner contemplated by the Prospectus and the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

We express no opinion concerning (i) the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction; (ii) the validity or enforceability of any provisions contained in any document, instrument or agreement that purports to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (iii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

This opinion is limited to, and we express no opinion as to matters involving the laws of any jurisdiction other than, the General Corporation Law of the State of Delaware and the laws of the State of Ohio, all as currently in effect. This opinion is limited to the matters expressly set forth herein, and no opinion should be inferred or implied as to any other matters relating to the Company, the Shares or otherwise. The opinion expressed herein speaks only as of the date hereof. We assume no obligation to revise or supplement this opinion or to advise you of any changes in the opinions expressed herein in the event of any changes to the laws or facts on which these opinions are based.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K dated August 16, 2013 and its incorporation by reference in the Registration Statement. We also consent to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Kegler, Brown, Hill & Ritter Co., L.P.A.

KEGLER, BROWN, HILL & RITTER CO., L.P.A.